Exhibit 3.51

CERTIFICATE OF FORMATION

OF

90210 MANAGEMENT COMPANY, LLC

This Certificate of Formation of 90210 Management Company, LLC is being duly executed and filed by the undersigned as an authorized person to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.).

FIRST	The name of the limited liability company is 90210 Management Company, LLC.

SECOND:	The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

THIRD:	The initial member of 90210 Management Company, LLC shall be KSL II Management Operations, LLC, a Delaware limited liability company, which initial member shall hold the entire limited liability company interest in such limited liability company as of the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the 20th day of January, 2006.

/s/ Kimberly F. Lynch
Kimberly F. Lynch, Authorized Person

A-1-1

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

90210 MANAGEMENT COMPANY, LLC

It is hereby certified that:

1. The name of the Delaware limited liability company (hereinafter called the “limited liability company”) is: 90210 Management Company, LLC

2. Article THIRD of the certificate of formation of the limited liability company is hereby amended and restated to read in its entirety as follows:

“THIRD: The initial member of 90210 Management Company, LLC shall be KSL II Management Operations, LLC, a Delaware limited liability company, which initial member shall hold the entire limited liability company interest in such limited liability company as of January 20, 2006. As of January 31, 2006 the sole member of 90210 Management Company, LLC is being changed from KSL II Management Operations, LLC to Hilton Illinois Holdings, Inc., a Delaware corporation, and from and after such change Hilton Illinois Holdings, Inc. shall hold the entire limited liability company interest in 90210 Management Company, LLC.”

Dated: January 31, 2006

/s/ M. Hue Smith
M. Hue Smith
Authorized Person